Exhibit 16

December 2, 2008

Mr. Paul Demirdjian

Jagged Peak, Inc.

Suite 350

3000 Bayport Drive

Tampa, Florida 33607

Dear Paul:

This is to confirm that the client-auditor relationship between Jagged Peak, Inc. (Commission File No. 000-31715) and Pender Newkirk & Company LLP has ceased.

Yours truly,

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida

cc:	Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, Northeast

Washington, District of Columbia 20549